UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 1, 2020
BP Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard, Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 366-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	BPMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2020, in connection with the appointment of David Kurt as Co-Chief Operating Officer of BP Midstream Partners GP LLC (the “General Partner”), the General Partner and BP Midstream Partners LP (the “Partnership”), entered into an Indemnification Agreement with Mr. Kurt pursuant to which the General Partner and the Partnership will be required to indemnify Mr. Kurt to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the General Partner and the Partnership and to advance him expenses incurred as a result of any proceeding against him to which he could be indemnified.

On October 8, 2020, in connection with the appointment of Jack Collins as a director of the General Partner, the General Partner and the Partnership entered into an Indemnification Agreement with Mr. Collins pursuant to which the General Partner and the Partnership will be required to indemnify Mr. Collins to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the General Partner and the Partnership and to advance him expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Chief Financial Officer

On October 2, 2020, Brian Smith informed the Secretary of the General Partner of his intent to retire from his position as a director of the General Partner, effective October 8, 2020. Mr. Smith’s retirement was not due to any disagreement with the Partnership on any matter relating to the Partnership’s operations, policies or practices.

Also on October 2, 2020, Craig Coburn informed the Secretary of the General Partner that he will retire as a director and Chief Financial Officer of the General Partner, with his departure to be effective February 2021. Mr. Coburn’s retirement was not due to any disagreement with the Partnership on any matter relating to the Partnership’s operations, policies or practices. It is anticipated that Mr. Coburn will remain with the General Partner in the roles of director and Chief Financial Officer until the effective date of his retirement, and that upon such effective date and in connection with a thorough management of change process, Mr. Collins would succeed Mr. Coburn as the General Partner’s Chief Financial Officer. Until such time, Mr. Coburn will continue to serve as director and Chief Financial Officer of the General Partner. The appointment of Mr. Collins as Chief Financial Officer of the General Partner is subject to future Board approval.

Appointment of Director

Effective October 8, 2020, BP Midstream Partners Holdings LLC, sole member of the General Partner, appointed Mr. Jack Collins as a director of the General Partner.

Mr. Collins, 45, has served as President of BPX Energy since July 2020, prior to which he served as Senior Vice President and Chief Financial Officer of BPX Energy from December 2014. Prior to joining BPX Energy, Mr. Collins held various executive roles in finance and investor relations, including at Denbury Resources, Inc and PostRock Energy Corp. He has more than 20 years’ experience across the energy sector. Mr. Collins has a Bachelor of Arts in Economics from the University of Colorado and completed the Advanced Management Program at Harvard Business School.

There are no arrangements or understandings between Mr. Collins and any other persons pursuant to which Mr. Collins was selected as a director. There are no relationships between Mr. Collins and the General Partner or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Collins entered into an indemnification agreement with the Partnership and the General Partner. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Appointment of Co-Chief Operating Officer

Effective October 1, 2020, the Board of Directors of the General Partner appointed David Kurt as Co-Chief Operating Officer of the General Partner. Mr. Kurt shall have all responsibilities, duties and authority of the Chief Operating Officer, to be executed in conjunction and coordination with Mr. Gerald Maret. Upon the effective date of Mr. Maret’s resignation as Chief Operating Officer (previously announced), Mr. Kurt’s title shall change to Chief Operating Officer.

Mr. Kurt, 52, has served as Refinery Manager of the Whiting Refinery, and is responsible for all aspects of performance of BP plc’s (“BP”) largest refinery (“Whiting”) since May 2020. Since 2004, Mr. Kurt has held various positions at Whiting, including as Health, Safety, Security and Environment Manager from 2019 to 2020, Production Manager from 2017 to 2019, and Business Improvement Manager from 2015 to 2017. Mr. Kurt joined BP in 1996 and has a Bachelor of Science in Agricultural Engineering and a Master of Business Administration from Ohio State University.

There are no arrangements or understandings between Mr. Kurt and any other persons pursuant to which Mr. Kurt was selected as Co-Chief Operating Officer. There are no relationships between Mr. Kurt and the General Partner or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Kurt entered into an indemnification agreement with the Partnership and the General Partner. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

The Partnership is filing this Current Report on Form 8-K on the date which it is first making a public announcement of the appointment described herein in accordance with the instruction to paragraph (c) of Item 5.02 of Form 8-K. The press release issued by the Partnership announcing the appointment of Mr. Kurt as Co-Chief Operating Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Partnership’s Registration Statement on Form S-1/A, File No. 333-220407, as filed on September 25, 2017).
99.1	Press Release dated October 8, 2020 issued by BP Midstream Partners LP
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2020	BP MIDSTREAM PARTNERS LP
	By:	BP MIDSTREAM PARTNERS GP LLC,
its general partner

	By:	/s/ Hans F. Boas
Hans F. Boas
Chief Legal Counsel and Secretary